UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Preliminary information statement.

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☐	Definitive information statement.

NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT	, 2010

Dear Northern Multi-Manager Fund Investor:

As you know, we continually monitor and manage the subadvisers in the Multi-Manager Funds. A dedicated team of investment professionals evaluates the subadvisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that each Fund’s subadvisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made subadviser changes within certain of the Funds.

As you know, each of the Northern Multi-Manager Funds consists of subadvisers with distinct investment approaches. We recently terminated William Blair & Company, LLC and OFI Institutional Asset Management, Inc. as subadvisers to the Northern Multi-Manager Small Cap Fund, effective March 15, 2010 and May 25, 2010, respectively. The Board of the Fund appointed Riverbridge Partners, LLC, Denver Investment Advisors LLC, and Hotchkis and Wiley Capital Management, LLC as new subadvisers as of March 15, 2010, June     , 2010 and June     , 2010, respectively. We made these decisions for performance-related reasons and in order to better complement the investment styles of the other subadvisers to the Fund.

We have also made a change within the Northern Multi-Manager Emerging Markets Equity Fund. The Board of the Fund has appointed Trilogy Global Advisors, LLC (“Trilogy”) as a new subadviser to the Fund as of March 15, 2010. We added Trilogy as a subadviser to add subadviser capacity and diversification to help the Fund achieve its risk and return objectives.

Please take a moment to read the enclosed Joint Information Statement that describes the changes discussed above. We are excited about these changes and assure you that we will continue to closely monitor the subadvisers managing these Funds. If you have any questions about your investment in the Northern Multi-Manager Funds, please contact your financial advisor or call 800-595-9111.

Best regards,

Andrew C. Smith, CFA

Senior Vice President

Chief Investment Officer, NTCC

Jessica K. Hart

Senior Vice President, NTCC

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	p 800/595-9111

www.northernfunds.com Northern Funds Distributors, LLC, not affiliated with Northern Trust.

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER SMALL CAP FUND

AND MULTI-MANAGER EMERGING MARKETS EQUITY FUND

This Joint Information Statement is being provided to the shareholders of the Multi-Manager Small Cap Fund (the “Small Cap Fund”) and the Multi-Manager Emerging Markets Equity Fund (the “Emerging Markets Equity Fund” and, together with the Small Cap Fund, the “Funds”), each a series of Northern Funds, a Delaware statutory trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment advisers to engage or terminate subadvisers, and to enter into and materially amend an existing subadvisory agreement, upon the approval of the Board of Trustees, without obtaining shareholder approval. We are not asking you for a proxy and you are requested NOT to send us a proxy.

Shareholders of record at the close of business on                 , 2010 are entitled to receive this Joint Information Statement. This Joint Information Statement is being sent to shareholders of the Funds on or about                 , 2010.

The Investment Advisers and the Advisory Agreement

The Northern Trust Company of Connecticut (“NTCC”) and Northern Trust Investments, N.A. (“NTI”) (each, an “Investment Adviser” and collectively, the “Investment Advisers”), are each indirect subsidiaries of Northern Trust Corporation and serve jointly as the Investment Advisers for the Funds and are responsible for their overall administration. NTCC is located at 300 Atlantic Street, Stamford, CT 06901, and NTI is located at 50 South LaSalle Street, Chicago, IL 60603.

Under an Investment Advisory and Ancillary Services Agreement dated May 5, 2006, as amended, among the Trust and the Investment Advisers, (the “Advisory Agreement”), subject to the general supervision of the Trust’s Board of Trustees, the Investment Advisers make decisions with respect to, and place orders for, all purchases and sales of portfolio securities for the Funds and also provide certain ancillary services. However, the Advisory Agreement permits the Investment Advisers, subject to approval by the Board of Trustees, to delegate to one or more subadvisers any or all of their portfolio management responsibilities under the Advisory Agreement pursuant to a written agreement with each subadviser, subject to the provisions of the Order. As of the date of this Joint Information Statement, the Investment Advisers have delegated substantially all their portfolio management responsibilities for the Funds to subadvisers, with the exception of cash management services for the Funds. The Investment Advisers remain responsible for supervision and oversight of the portfolio management services performed by the subadvisers, including compliance with the Funds’ investment objectives and policies.

As compensation for advisory services and the assumption of related expenses, the Investment Advisers are entitled to an advisory fee, computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of each Fund’s respective average daily net assets).

FUND	ANNUAL FEE RATE	AVERAGE DAILY NET ASSETS
Multi-Manager Small Cap Fund	1.10%	First $1 Billion
	1.03%	Next $1 Billion
	0.99%	Over $2 Billion
Multi-Manager Emerging Markets Equity Fund	1.20%	First $1 Billion
	1.13%	Next $1 Billion
	1.08%	Over $2 Billion

Riverbridge Partners, LLC and the

Riverbridge Agreement

THE RIVERBRIDGE AGREEMENT. At a meeting of the Board of Trustees held on February 19, 2010, the Trustees, including all of the Independent Trustees voting separately, approved a new subadvisory agreement (the “Riverbridge Agreement”) with respect to the Small Cap Fund among the Investment Advisers and Riverbridge Partners, LLC (“Riverbridge”). This agreement became effective on March 15, 2010. Under the Riverbridge Agreement, Riverbridge manages a portion of the Small Cap Fund’s assets. The Small Cap Fund’s remaining assets are currently allocated among four other subadvisers: Copper Rock Capital Partners LLC, Metropolitan West Capital Management, LLC, Hotchkis and Wiley Capital Management, LLC and Denver Investment Advisors LLC, each of which manages a portion of the Small Cap Fund’s assets.

From June 2006 until March 15, 2010, William Blair & Company, LLC (“William Blair”) managed a portion of the Small Cap Fund’s assets pursuant to a subadvisory agreement dated June 22, 2006 among the Investment Advisers and William Blair (the “William Blair Agreement”). The William Blair Agreement was terminated by the Board of the Fund as of March 15, 2010 upon the recommendation of the Investment Advisers. The Investment Advisers’ recommendation was based on their determination that Riverbridge’s growth investment style would correlate better with the styles of the other subadvisers to the Fund and the Fund’s investment objective and strategies. For these reasons, and based on their evaluation of Riverbridge’s investment advisory operations and capabilities, the Investment Advisers recommended that the Board of Trustees approve the Riverbridge Agreement.

MULTI-MANAGER FUNDS	2	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

, 2010

The Riverbridge Agreement provides that Riverbridge shall, subject to the supervision and oversight of the Investment Advisers, manage the investment and reinvestment of the portion of the Small Cap Fund’s assets that the Investment Advisers may allocate to Riverbridge. The Riverbridge Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, Riverbridge shall use its best judgment to obtain the best overall terms available, and (ii) Riverbridge shall attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, Riverbridge is to consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, Riverbridge may consider the brokerage and research services provided to the Small Cap Fund and/or other accounts over which Riverbridge or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

On occasions when Riverbridge deems the purchase or sale of a security to be in the best interests of the Small Cap Fund as well as other fiduciary or agency accounts managed by Riverbridge, the Riverbridge Agreement provides that Riverbridge, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Small Cap Fund with those to be sold or purchased for such other accounts in order to obtain the best net price and execution. In such an event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Riverbridge in the manner it considers to be most fair and equitable over time to the Small Cap Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Small Cap Fund or the amount of the securities that are able to be sold for the Small Cap Fund. To the extent that the execution and price available from more than one broker or dealer are believed to be comparable, the Riverbridge Agreement permits Riverbridge, at its discretion but subject to applicable law, to select the executing broker or dealer on the basis of Riverbridge’s opinion of the reliability and quality of the broker or dealer.

The Riverbridge Agreement provides that Riverbridge shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The Riverbridge Agreement also provides that each Investment Adviser will indemnify Riverbridge against certain liabilities and expenses, except that Riverbridge shall not be indemnified for any liability and expenses that result from Riverbridge’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Riverbridge Agreement.

Generally, the Riverbridge Agreement may be terminated without penalty by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Small Cap Fund, upon 60 days’ written notice, or by the Investment Advisers immediately upon notice to Riverbridge. The Riverbridge Agreement terminates automatically in the event of an assignment (as defined in the Investment Company Act of 1940 (the “1940 Act”). The Riverbridge Agreement also may be terminated by Riverbridge upon 30 days’ written notice and automatically terminates upon termination of the Advisory Agreement.

As compensation for its services under the Riverbridge Agreement, Riverbridge receives fees from the Investment Advisers out of the fees that the Small Cap Fund pays to the Investment Advisers under the Advisory Agreement. No additional fees are payable by the Small Cap Fund directly to Riverbridge. For the fiscal year ended March 31, 2010, the Small Cap Fund paid advisory fees to the Investment Advisers in the aggregate amount of $4,148,000. The Small Cap Fund would have paid the same amount of advisory fees had the Riverbridge Agreement been in effect during the last fiscal year.

INFORMATION ABOUT RIVERBRIDGE. Riverbridge is a 100% employee-owned limited liability company. Mark A. Thompson owns a controlling interest in Riverbridge. Riverbridge is located at 801 Nicollet Mall Suite 600, Minneapolis, MN 55402 and was founded in 1987. As of December 31, 2009, Riverbridge had assets under management of approximately $1.73 billion. The Riverbridge team believes that earnings power determines the value of a franchise. Riverbridge focuses on companies that are viewed as building their earnings power and building the intrinsic value of the company over long periods of time. Riverbridge looks to invest in high-quality growth companies that demonstrate the ability to sustain strong secular earnings growth, regardless of overall economic conditions.

PORTFOLIO MANAGERS. A team of professionals is jointly and primarily responsible for the day-to-day management of the portion of the Fund sub-advised by Riverbridge. The team is led by Mark A. Thompson and also consists of Rick D. Moulton, CFA, Principal and Portfolio Manager, Dana L. Feick, CFA, Principal and Research Analyst, and Philip W. Dobrzynski, CFA, Principal and Research Analyst. Each member of the team is responsible for both research and portfolio management functions. Mr. Thompson co-founded Riverbridge in 1987. As Chief Investment Officer, Mr. Thompson is responsible for coordinating the efforts of the investment team and overall portfolio

NORTHERN INFORMATION STATEMENT	3	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

compliance to Riverbridge investment disciplines. Mr. Moulton joined Riverbridge in May 1991 and is responsible for securities analysis and company research across all industry sectors. Mr. Feick and Mr. Dobrzynski joined Riverbridge in January 1992 and May 1998, respectively, and are each responsible for securities analysis across all industry sectors.

PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS. Set forth below in alphabetical order is a list of each executive officer and director of Riverbridge indicating position(s) held with Riverbridge and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Riverbridge at the address noted above.

NAME	POSITION(S) HELD WITH RIVERBRIDGE	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Philip W. Dobrzynski	Research Analyst and Principal	None
Dana L. Feick	Research Analyst and Principal	None
Rick D. Moulton	Chief Compliance Officer, Portfolio Manager and Principal	None
John W. Peyton	Principal	None
Mark A. Thompson	Chief Investment Officer, Portfolio Manager and Principal	None
Andrew W. Turner	Principal	None

OTHER ADVISORY CLIENTS. Riverbridge also acts as subadviser to various other registered investment companies that have similar investment objectives to the Small Cap Fund. The table below sets forth certain information with respect to such investment companies.

NAME OF FUND	NET ASSETS	ANNUAL RATE OF ADVISORY FEES AS A PERCENTAGE OF NET ASSETS	CONTRACTUAL NET ANNUAL FUND OPERATING EXPENSES LIMIT
Dreyfus Select Managers Small Cap Value Fund	$70,285,112 (as of Nov. 30, 2009)	0.90%	1.15%
Forward Legato Fund	$12,280,837 (as of Dec. 31, 2009)	0.60%	1.71%
UBS PACE ® Small/Medium Co. Growth Equity Investments	$371,821,970 (as of Jan. 31, 2010)	0.40%	1.38%

See pages     to     for a discussion of the Board of Trustees’ considerations in approving the Riverbridge Agreement.

Denver Investment Advisors LLC and the

Denver Investments Agreement

THE DENVER INVESTMENTS AGREEMENT. At a meeting of the Board of Trustees held on May 7, 2010, the Trustees, including a majority of Independent Trustees voting separately, approved a new subadvisory agreement (the “Denver Investments Agreement”) with respect to the Small Cap Fund among the Investment Advisers and Denver Investment Advisors LLC (“Denver Investments”). This agreement became effective on May    , 2010. Under the Denver Investments Agreement, Denver Investments manages a portion of the Small Cap Fund’s assets. The Small Cap Fund’s remaining assets are currently allocated among four other subadvisers: Copper Rock Capital Partners LLC, Metropolitan West Capital Management, LLC, Riverbridge and Hotchkis and Wiley Capital Management, LLC, each of which manages a portion of the Small Cap Fund’s assets.

From May 2008 until May     , 2010, OFI Institutional Asset Management, Inc. (“OFI”) managed a portion of the Small Cap Fund’s assets pursuant to a subadvisory agreement dated May 9, 2008 among the Investment Advisers and OFI (the “OFI Agreement”). The OFI Agreement was terminated by the Board of the Fund as of May     , 2010 upon the recommendation of the Investment Advisers. The Investment Advisers’ recommendation was based on performance-related reasons and their determination that Denver Investment’s value investment style would correlate better with the styles of the other subadvisers to the Fund and the Fund’s investment objective and strategies. For these reasons, and based on their evaluation of Denver Investments’ investment advisory operations and capabilities, the Investment Advisers recommended that the Board of Trustees approve the Denver Investments Agreement.

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

                     , 2010

The terms and conditions of the Denver Investments Agreement are substantially the same as the Riverbridge Agreement except for the subadvisory fees. See pages     through     for a discussion of these terms. The material terms of the Denver Investments Agreement are also substantially the same as the terms of the subadvisory agreements with the other subadvisers to the Small Cap Fund, Copper Rock Capital Partners LLC, Metropolitan West Capital Management, LLC, Riverbridge and Hotchkis and Wiley Capital Management, LLC, except for the subadvisory fees.

As compensation for its services under the Denver Investments Agreement, Denver Investments receives fees from the Investment Advisers out of the fees that the Small Cap Fund pays to the Investment Advisers under the Advisory Agreement. No additional fees are payable by the Small Cap Fund directly to Denver Investments. For the fiscal year ended March 31, 2010, the Small Cap Fund paid advisory fees to the Investment Advisers in the aggregate amount of $4,148,000. The Small Cap Fund would have paid the same amount of advisory fees had the Denver Investments Agreement been in effect during the last fiscal year.

INFORMATION ABOUT DENVER INVESTMENTS. Denver Investments is a 100% employee owned limited liability company with ownership divided among 27 investment professionals; with no single partner owning more than 11%. Denver Investments is located at 1225 17th Street, 26th Floor, Denver, CO 80202 and was founded in 1958. As of December 31, 2009, Denver Investments had assets under management of approximately $8.0 billion. Denver Investments’ investment strategy is based on the belief that the market rewards companies over time for their free cash flow rather than their reported earnings. The strategy utilizes a bottom-up approach, which is grounded in independent fundamental research.

PORTFOLIO MANAGER. A team of professionals is jointly and primarily responsible for the day-to-day management of the portion of the Fund sub-advised by Denver Investments. The team is led by Kris Herrick, CFA, and also consists of Mark Adelmann, CFA, Derek Anguilm, CFA, Troy Dayton, CFA and Lisa Z. Ramirez, CFA. Mr. Herrick is a Partner, Director of Value Research and Research Analyst and joined Denver Investments in 2000. Mr. Adelmann is a Partner and Research Analyst and joined Denver Investments in 1995. Mr. Anguilm is a Partner and Research Analyst and joined Denver Investments in 2000. Mr. Dayton is a Partner and Research Analyst and joined Denver Investments in 2002. Ms. Ramirez is a Vice President, Portfolio Manager and Analyst and joined Denver Investments in 1989.

PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS. Set forth below in alphabetical order is a list of each executive officer and principal of Denver Investments indicating position(s) held with Denver Investments and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Denver Investments at the address noted above.

NAME	POSITION(S) HELD WITH DENVER INVESTMENTS	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Mark M. Adelmann	Partner and Portfolio Manager	Vice President – Blue Chip Value Fund, Inc.
Todger Anderson	Chairman, Partner and Chief Compliance Officer	President – Westcore Funds; Director, President – Blue Chip Value Fund, Inc.
Derek R. Anguilm	Partner, Portfolio Manager and Analyst	None
Victoria K. Cunningham	Partner	None
Troy Dayton	Partner, Portfolio Manager and Analyst	None
John C. Fenley	Partner	None
Jasper Frontz	Vice President	Treasurer, Chief Compliance Officer – Westcore Funds; Treasurer, Chief Compliance Officer – Blue Chip Value Fund, Inc.
Kris B. Herrick	Partner, Director of Value Research, Portfolio Manager	None
Homer D. Lansdowne	Partner and Director of Wealth Management	None
Mark R. McKissick	Partner	None
Lisa Z. Ramirez	Vice President, Portfolio Manager and Analyst	None

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

OTHER ADVISORY CLIENTS. Denver Investments also acts as investment adviser to one other registered investment company that has a similar investment objective to the Small Cap Fund. The table below sets forth certain information with respect to such investment company.

NAME OF FUND	NET ASSETS	ANNUAL RATE OF ADVISORY FEES AS A PERCENTAGE OF NET ASSETS	CONTRACTUAL NET ANNUAL FUND OPERATING EXPENSE LIMITATION
RiverSource VP – Partners Small Cap Value Fund	$1,321,825,607 (as of Dec. 31, 2009)	0.99%	1.15%
Westcore Small-Cap Value Fund	$244,457,306 (as of Dec. 31, 2009)	1.00%	1.30%

See pages     to     for a discussion of the Board of Trustees’ considerations in approving the Denver Investments Agreement.

Hotchkis and Wiley Capital Management, LLC

and the Hotchkis & Wiley Agreement

THE HOTCHKIS & WILEY AGREEMENT. At a meeting of the Board of Trustees held on May 7, 2010, the Trustees, including a majority of Independent Trustees voting separately, approved a new subadvisory agreement (the “Hotchkis & Wiley Agreement”) with respect to the Small Cap Fund among the Investment Advisers and Hotchkis and Wiley Capital Management, LLC (“Hotchkis & Wiley”). This agreement became effective on May     , 2010. Under the Hotchkis & Wiley Agreement, Hotchkis & Wiley manages a portion of the Small Cap Fund’s assets. The Small Cap Fund’s remaining assets are currently allocated among four other subadvisers: Copper Rock Capital Partners LLC, Metropolitan West Capital Management, LLC, Riverbridge and Denver Investments, each of which manages a portion of the Small Cap Fund’s assets. The Investment Advisers determined that Hotchkis & Wiley’s deep value investment style would further diversify the management of the Fund and help the Fund achieve its risk and return objectives.

The terms and conditions of the Hotchkis & Wiley Agreement are substantially the same as the Riverbridge Agreement except for the subadvisory fees. See pages     through     for a discussion of these terms. The material terms of the Hotchkis & Wiley Agreement are also substantially the same as the terms of the subadvisory agreements with the other subadvisers to the Small Cap Fund, Copper Rock Capital Partners LLC, Metropolitan West Capital Management, LLC, Riverbridge and Denver Investments, except for the subadvisory fees.

As compensation for its services under the Hotchkis & Wiley Agreement, Hotchkis & Wiley receives fees from the Investment Advisers out of the fees that the Small Cap Fund pays to the Investment Advisers under the Advisory Agreement. No additional fees are payable by the Small Cap Fund directly to Hotchkis & Wiley. For the fiscal year ended March 31, 2010, the Small Cap Fund paid advisory fees to the Investment Advisers in the aggregate amount of $4,148,000. The Small Cap Fund would have paid the same amount of advisory fees had the Hotchkis & Wiley Agreement been in effect during the last fiscal year.

INFORMATION ABOUT HOTCHKIS & WILEY. Hotchkis & Wiley is a limited liability company, the primary members of which are HWCap Holdings, a limited liability company whose members are current and former employees of Hotchkis & Wiley, and Stephens – H&W, LLC, a limited liability company whose primary member is SF Holding Corp., which is a diversified holding company. George H. Davis, the chief executive officer of Hotchkis & Wiley, owns a controlling interest in HWCap Holdings. Hotchkis & Wiley is located at 725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017 and was founded in 1980. As of March 31, 2010, Hotchkis & Wiley had assets under management of approximately $15.7 billion. Hotchkis & Wiley’s strategy utilizes both quantitative and fundamental analysis to uncover potential investments, focusing on long-run normal earnings power.

PORTFOLIO MANAGER. James B. Miles, Principal, and David E. Green, CFA, Principal are the Portfolio Managers primarily responsible for the day-to-day management of the portion of the Fund sub-advised by Hotchkis & Wiley. Mr. Miles and Mr. Green have been with Hotchkis & Wiley since 1995 and 1997, respectively.

MULTI-MANAGER FUNDS	6	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

                     , 2010

PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS. Set forth below in alphabetical order is a list of each executive officer and directors of Hotchkis & Wiley indicating position(s) held with Hotchkis & Wiley and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Hotchkis & Wiley at the address noted above.

NAME	POSITION(S) HELD WITH HOTCHKIS & WILEY	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
George H. Davis	Member of Executive Committee and Chief Executive Officer	Member of Executive Committee and Chief Executive Officer – HWCap Holdings, LLC
Robert S. Dochterman	Chief Marketing Officer	None
Christopher N. Hurst-Brown	Member of Executive Committee	Chief Executive – Hotchkis & Wiley (UK) Limited
Tina H. Kodama	Chief Compliance Officer	Chief Compliance Officer – HWCap Holdings, LLC
Sheldon J. Liebermann	Member of Executive Committee and Portfolio Manager	Member of Executive Committee – HWCap Holdings, LLC
Anna Marie S. Lopez	Chief Operating Officer	Chief Operating Officer – HWCap Holdings, LLC
Douglas H. Martin	Member of Executive Committee	Executive Vice President – Stephens, Inc.
James E. Menvielle	Chief Financial Officer	Chief Financial Officer – HWCap Holdings, LLC
Warren A. Stephens	Member of Executive Committee	President and Chief Executive Officer – Stephens, Inc.

OTHER ADVISORY CLIENTS. Hotchkis & Wiley also acts as investment adviser or subadviser to various other registered investment companies that have similar investment objectives to the Small Cap Fund. The table below sets forth certain information with respect to such investment companies.

NAME OF FUND	NET ASSETS	ANNUAL RATE OF ADVISORY FEES AS A PERCENTAGE OF NET ASSETS	CONTRACTUAL NET ANNUAL FUND OPERATING EXPENSE LIMITATION
Hotchkis & Wiley Small Cap Value Fund	$193,428,793 (as of Dec. 31, 2009)	0.75%	1.25%
American Beacon Small Cap Value Fund	$2,059,445 (as of Oct. 31, 2009)	0.46%	N/A

Trilogy Global Advisors, LLC and the

Trilogy Agreement

THE TRILOGY AGREEMENT. At a meeting of the Board of Trustees held on February 19, 2010, the Trustees, including a majority of Independent Trustees voting separately, approved a new subadvisory agreement (the “Trilogy Agreement”) with respect to the Emerging Markets Equity Fund among the Investment Advisers and Trilogy Global Advisors, LLC (“Trilogy”). This Agreement became effective on March 15, 2010. Under the Trilogy Agreement, Trilogy manages a portion of the Emerging Markets Equity Fund’s assets. The Emerging Markets Equity Fund’s remaining assets are currently allocated among three other subadvisers: Axiom International Investors, LLC, Panagora Asset Management, Inc. and Westwood Global Investments, LLC, each of which manages a portion of the Emerging Markets Equity Fund’s assets. The Investment Advisers determined that Trilogy would add needed subadviser capacity and that Trilogy’s growth investment style would further diversify the management of the Fund. This would help the Fund achieve its risk and return objectives.

The terms and conditions of the Trilogy Agreement are substantially the same as the Riverbridge Agreement except for the subadvisory fees. See pages     through     for a discussion of these terms. The material terms of the Trilogy Agreement are also substantially the same as the terms of the subadvisory agreements with the other subadvisers to the Emerging Markets Equity Fund, Axiom International Investors, LLC, Panagora Asset Management, Inc. and Westwood Global Investments, LLC, except for the subadvisory fees.

NORTHERN INFORMATION STATEMENT	7	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

As compensation for its services under the Trilogy Agreement, Trilogy receives fees from the Investment Advisers out of the fees that the Emerging Markets Equity Fund pays to the Investment Advisers under the Advisory Agreement. No additional fees are payable by the Emerging Markets Equity Fund directly to Trilogy. For the fiscal year ended March 31, 2010, the Emerging Markets Equity Fund paid advisory fees to the Investment Advisers in the aggregate amount of $13,003,000. The Emerging Markets Equity Fund would have paid the same amount of advisory fees had the Trilogy Agreement been in effect during the last fiscal year.

INFORMATION ABOUT TRILOGY. Trilogy is a 100% employee-owned limited liability company. William Sterling, Trilogy’s Chief Executive Officer and Chief Investment Officer, owns a controlling interest in Trilogy. Trilogy is located at 1114 Avenue of the Americas, 28th Floor, New York, NY 10036 and was founded in 1999. As of September 30, 2009, Trilogy had assets under management of approximately $12.3 billion. Trilogy follows a consistent bottom-up, growth-oriented investment process based on the belief that future earnings is a key determinant of long-term equity returns. The research discipline focuses on identifying companies with a high level of sustainable earnings power or the near-term potential to achieve such earnings power. Accordingly, Trilogy’s strategy is to invest in a mix of both traditional growth companies and early stage growth companies. Trilogy’s overall goal is to provide above benchmark returns at a moderate level of risk.

PORTFOLIO MANAGER. A team of professionals is jointly and primarily responsible for the day-to-day management of the portion of the Fund sub-advised by Trilogy. The team consists of Pablo Salas, who is a Senior Portfolio Manager, William Sterling, who is the Chief Investment Officer and a Senior Portfolio Manager, and Bob Beckwitt, who is a Senior Portfolio Manager.

PRINCIPAL EXECUTIVE OFFICER AND MANAGERS. Set forth below in alphabetical order is a list of each executive officer and manager of Trilogy indicating position(s) held with Trilogy and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Trilogy at the address noted above.

NAME	POSITION(S) HELD WITH TRILOGY	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert Beckwitt	Head of Equity Investments/Executive Officer/Managing Director/Board of Managers/Member	None
Ryan R. Burrow	Head of Business Development, Client Services & Finance, Treasurer, Tax Matters Partner, Executive Officer, Managing Director, Board of Managers and Member	None
Gregory J. Gigliotti	Portfolio Manager, Managing Director and Member	None
Carol N. Holley	Chief Operating Officer, Secretary, Executive Officer and Managing Director	None
Kenneth R. Jennings	Board of Managers	Managing Director – 3rd River Partners
Thomas A. Masi	Head of Research, Managing Director and Member	None
John F. Myklusch	Chief Financial Officer, Assistant Secretary and Principal	None
Robert A. Prindiville	Board of Managers	None
Keith M. Schappert	Board of Managers	Director – Commonfund Fund Director – Met Life Series Trust Managing Director – Schappert Consulting LLC
William P. Sterling	Chief Executive Officer, Chief Investment Officer, Managing Director, Chairman of the Board of Managers and Member	None
Veronica T. Stork	Chief Compliance Officer	None

OTHER ADVISORY CLIENTS. Trilogy also acts as subadviser to one other registered investment company that has a similar investment objective to the Emerging Markets Equity Fund. The table below sets forth certain information with respect to such investment company.

NAME OF FUND	NET ASSETS	ANNUAL RATE OF ADVISORY FEES AS A PERCENTAGE OF NET ASSETS	CONTRACTUAL NET ANNUAL FUND OPERATING EXPENSE LIMITATION
Marshall Emerging Markets Equity Fund	$57,552,666 (as of Feb. 28, 2010)	1.00% on the first $500 million; 0.99% on the next $200 million; 0.95% on the next $100 million; 0.90% in excess of $800 million	1.50%

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                     , 2010

See pages     to     for a discussion of the Board of Trustees’ considerations in approving the Trilogy Agreement.

TRUSTEES’ CONSIDERATIONS IN APPROVING THE AGREEMENTS. The Riverbridge and Trilogy Agreements were approved by the Board of Trustees, including all the Independent Trustees voting separately, of the Emerging Markets Equity and Small Cap Fund at a meeting held on February 19, 2010. The Denver Investments and Hotchkis & Wiley Agreements were approved by the Board of Trustees, including a majority of the Independent Trustees voting separately, of the Small Cap Fund at a meeting held on May 7, 2010. The February and May meetings are referred to collectively below as the “Meetings.” Riverbridge, Trilogy, Denver Investments and Hotchkis & Wiley are referred to collectively below as the “New Subadvisers.” In connection with the Meetings, the Trustees reviewed information and written materials from the Investment Advisers and each New Subadviser regarding (i) the nature and quality of the services to be provided by the New Subadvisers, including the experience and qualifications of the personnel providing such services; (ii) the New Subadvisers’ financial condition, history of operations and ownership structure; (iii) the New Subadvisers’ brokerage and soft dollar practices; (iv) the New Subadvisers’ investment strategies and styles of investing; (v) the performance history of the New Subadvisers with respect to accounts or funds managed similarly to the Multi-Manager Funds for which they were being engaged; (vi) each New Subadviser’s compliance policies and procedures (including their codes of ethics) and the Trust’s Chief Compliance Officer’s evaluations of such policies and procedures; (vii) the New Subadvisers’ conflicts of interest in managing the Funds; and (viii) the terms of the new subadvisory agreements. The Trustees also considered the Investment Advisers’ explanations for why the New Subadvisers were expected to impact Fund performance.

The Trustees also reviewed the Investment Advisers’ proprietary method for allocating assets among the various subadvisers and the proposed allocations of assets among the New Subadvisers and the other subadvisers to the applicable Multi-Manager Fund.

In connection with the approvals of the new subadvisory agreements for each of the Multi-Manager Funds, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision. However, the Trustees relied upon the recommendations and evaluations of the Investment Advisers with respect to each of the New Subadvisers.

Nature, Extent and Quality of Services

The Trustees considered the information provided by the Investment Advisers with respect to each New Subadviser’s qualifications and experience in managing the type of strategies for which the New Subadviser was engaged in connection with a Multi-Manager Fund. The Trustees also considered the Trust’s Chief Compliance Officer’s evaluation of each New Subadviser’s compliance programs and the recommended compliance monitoring schedule for each New Subadviser. The Trustees also considered the experience that each New Subadviser had with respect to managing investments for registered investment companies and the quality of the portfolio managers proposed to manage the respective Multi-Manager Funds’ assets. Finally, the Trustees considered the New Subadvisers’ management of potential conflicts of interest that might result from their management of the Multi-Manager Funds and other accounts.

Fees and Performance

With respect to the subadvisory fees, the Trustees considered that the New Subadvisers were each paid by the Investment Advisers out of their advisory fees and not by the Multi-Manager Funds. The Trustees also believed, based on the representations of the Investment Advisers, that each new subadvisory agreement had been negotiated at arms length among the Investment Advisers and the New Subadvisers. The Trustees also noted that the terms of the new subadvisory agreements were substantially identical to the existing subadvisory agreements with other subadvisers to the Funds. The Trustees also reviewed and considered information prepared by Lipper that compared each Multi-Manager Fund’s aggregate subadvisory fees with the aggregate subadvisory fees of other multi-manager mutual funds.

The Trustees also considered information with respect to the standard fees charged by the New Subadvisers to other similar institutional accounts.

The Trustees also considered projected profitability to the Investment Advisers of the Multi-Manager Emerging Market Fund and the Multi-Manager Small Cap Growth Fund before and after the addition of the New Subadvisers. This comparison showed no material change to the Investment Advisers’ profitability. The Trustees did not consider profitability of the New Subadvisers as they did not consider it to be particularly relevant because the Investment Advisers will be paying the New Subadvisers out of their advisory fees. The Investment Advisers therefore have an incentive to negotiate the lowest possible subadvisory fees.

With respect to performance, the Trustees reviewed information showing historical performance of the New Subadvisers with respect to the investment strategies for which they were being engaged. In addition, the Trustees reviewed a report prepared by the Investment Advisers showing the performance of the respective Multi-Manager Funds over various periods of time if the New Subadvisers had been managing the Funds along with the existing sub-advisers to those Funds.

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JOINT INFORMATION STATEMENT	, 2010

MULTI-MANAGER FUNDS

Economies of Scale

The Trustees considered comparisons of the New Subadvisers’ fees at various asset levels of the Multi-Manager Funds and in relation to the other existing sub-advisers of the Funds. The Trustees also considered information prepared by the Investment Advisers that showed that the levels of aggregate subadvisory fee rates decreased as the Multi Manager Funds’ assets increased. However, the Trustees generally considered economies of scale with respect to the Funds primarily at the advisory level given that the Investment Advisers will be paying the New Subadvisers out of their advisory fees.

Other Benefits

The Trustees considered other benefits to be derived by the New Subadvisers as a result of their relationship with the respective Multi-Manager Funds. These benefits included, in certain cases, research and other benefits in connection with brokerage commissions paid by the Funds. The Trustees also considered the other relationships that the New Subadvisers had with the Investment Advisers, including subadvisory or custodial relationships.

Based on the Trustees’ deliberations and the recommendations by the Investment Advisers, the Trustees concluded that the fees proposed to be paid to the New Subadvisers were reasonable in light of the services to be provided by them and that the new subadvisory agreements should be approved

Additional Information

As of December 31, 2009, the Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Funds. Additionally, no commissions were paid to affiliated brokers by the Funds during the fiscal year ending March 31, 2010.

INFORMATION ABOUT DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, Maine, 04101, serves as the Funds’ distributor. NTI, located at 50 South LaSalle Street, Chicago, Illinois 60603 acts as administrator for the Funds.

SHAREHOLDER REPORTS. The Funds will furnish, without charge, copies of their March 31, 2010 annual reports to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986, by telephone at 1-800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of                     , 2010, the record date for shareholders receiving this Joint Information Statement, the Small Cap Fund and Emerging Markets Equity Fund had             and             shares outstanding, respectively. The following persons or entities owned of record or beneficially more than 5% of the shares of the Funds as of                     , 2010. For purposes of the 1940 Act, any person who owns directly or through one or more controlled companies more than 25% of the voting securities of a company is presumed to “control” such company.

[List of 5% owners]

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of your Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Information Statement, your Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Board of Trustees holding office has been elected by the shareholders or when the Trustees have received a written request to call a meeting for the purpose of voting on the question of the removal of any Trustee from the holders of record of at least 10% of the outstanding shares). Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of your Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

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50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northernfunds.com